SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:

September 29, 2004

(Date of earliest event reported)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

(Address including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2004, Cell Therapeutics, Inc. (the “Company”) and Richard E. Leigh, Jr., the Company’s Executive Vice President, General Counsel, entered into a severance benefits agreement. Pursuant to Mr. Leigh’s severance benefits agreement, in the event that Mr. Leigh is discharged from employment by the Company without cause, he will be entitled to receive acceleration of all then existing unvested stock based compensation and severance pay based on Mr. Leigh’s base salary in effect immediately prior to the severance date and certain other benefits for a severance period of twelve months. Under the terms of the severance benefits agreement, Mr. Leigh is not entitled to severance benefits if his employment is terminated for cause, as a result of his death or disability or due to his own resignation without good reason. Cause is defined in the severance benefits agreement as: (A) conviction for, or guilty plea to, a felony or a crime involving moral turpitude; (B) action or inaction, which in the reasonable judgment of a majority of the board of directors, constitutes willful dishonesty, larceny, fraud or gross negligence in the performance of duties to the Company, or willful misrepresentation to shareholders, directors or officers of the Company; (C) material failure to comply with the provisions of the employee’s job responsibilities; (D) willful and repeated failure, after notice, to materially follow the written policies of the Company; (E) failure, after notice, to correct materially unsatisfactory or unacceptable work performance; or (F) failure, after notice, to materially meet such business objectives as shall be mutually agreed to by the parties; provided that in the event of the occurrence of a Change in Control, as defined in the severance benefits agreement, (E) and (F) above shall not constitute “for Cause” as a basis for termination. Good reason is defined in the severance benefits agreement as: resignation after the following: (A) notice in writing of relocation, without consent, to a place of business outside the Greater Puget Sound area, or (B) a substantial diminution of responsibilities and compensation from those responsibilities in effect on the date of the severance benefits agreement. Mr. Leigh’s severance benefits agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the information set forth therein is incorporated by reference into this Current Report.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits:

10.1	Severance Agreement dated September 29, 2004 between Cell Therapeutics, Inc. and Richard E. Leigh, Jr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: October 1, 2004	By:	/s/ Louis A. Bianco
Louis A. Bianco
Executive Vice President, Finance and Administration (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number
10.1	Severance Agreement dated September 29, 2004 between Cell Therapeutics, Inc. and Richard E. Leigh, Jr.